SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2011

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On June 10, 2011, Daniel J. Finnegan, Chief Financial Officer of priceline.com Incorporated (“priceline.com”), entered into a stock trading plan implemented pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended (the “June 2011 Plan”).

The June 2011 Plan provides for the exercise of 1,728 stock options and the sale of the underlying shares of priceline.com common stock, subject to certain price limits.  The first possible sales date is in August 2011.  In addition, the June 2011 Plan provides for the sale of shares underlying the March 2009 grant of 9,074 restricted stock units to Mr. Finnegan, which are scheduled to vest in March 2012.  The June 2011 Plan provides that if and when the shares underlying the restricted share units are issued to Mr. Finnegan, up to 50% of the “net” number of shares received by Mr. Finnegan (i.e., net of amounts associated with any tax withholding) will be sold, subject to certain price limits.

Under the terms of the June 2011 Plan, Mr. Finnegan will have no discretion or control over the timing or effectuation of the sales.

A table summarizing the pre-arranged trading plans adopted by each of priceline.com’s “Section 16” Officers and Directors is available on the Investor Relations section of priceline.com’s website (www.priceline.com) under the tab “Corporate Governance.”  The Company intends to update the table following the closing of its trading window each quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President, General Counsel

Date:  June 10, 2011